Exhibit 4.19

EXECUTION VERSION

EIGHTEENTH SUPPLEMENTAL INDENTURE

EIGHTEENTH SUPPLEMENTAL INDENTURE (this “Eighteenth Supplemental Indenture”), dated as of March 30, 2021, among T-Mobile USA, Inc. (the “Issuer”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer is party to the Indenture, dated as of April 9, 2020 (the “Base Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation, as a guarantor, and the Trustee, as amended and supplemented with respect to the Issuer’s (a) 3.500% Senior Secured Notes due 2025 by the First Supplemental Indenture dated as of April 9, 2020, (b) 3.750% Senior Secured Notes due 2027 by the Second Supplemental Indenture dated as of April 9, 2020, (c) 3.875% Senior Secured Notes due 2030 by the Third Supplemental Indenture dated as of April 9, 2020, (d) 4.375% Senior Secured Notes due 2040 by the Fourth Supplemental Indenture dated as of April 9, 2020, (e) 4.500% Senior Secured Notes due 2050 by the Fifth Supplemental Indenture dated as of April 9, 2020, (f) 1.500% Senior Secured Notes due 2026 by the Seventh Supplemental Indenture dated as of June 24, 2020, (g) 2.050% Senior Secured Notes due 2028 by the Eighth Supplemental Indenture dated as of June 24, 2020 and the Tenth Supplemental Indenture dated as of October 6, 2020, (h) 2.550% Senior Secured Notes due 2031 by the Ninth Supplemental Indenture dated as of June 24, 2020 and the Eleventh Supplemental Indenture dated as of October 6, 2020, (i) 3.000% Senior Secured Notes due 2041 by the Twelfth Supplemental Indenture dated as of October 6, 2020 and the Fifteenth Supplemental Indenture dated as of October 28, 2020, (j) 3.300% Senior Secured Notes due 2051 by the Thirteenth Supplemental Indenture dated as of October 6, 2020 and the Sixteenth Supplemental Indenture dated as of October 28, 2020, (k) 2.250% Senior Secured Notes due 2031 by the Fourteenth Supplemental Indenture dated as of October 28, 2020, and (l) 3.600% Senior Secured Notes due 2060 by the Seventeenth Supplemental Indenture dated as of October 28, 2020, and as amended and supplemented by the Sixth Supplemental Indenture dated as of May 7, 2020 (the Base Indenture as so amended and supplemented, the “Indenture”);

WHEREAS, Section 4.09 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Eighteenth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:

1.       Defined Terms. As used in this Eighteenth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Eighteenth Supplemental Indenture refer to this Eighteenth Supplemental Indenture as a whole and not to any particular section hereof.

2.       Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee, and the Existing Guarantors hereby affirm their joint and several unconditional guarantee of, the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.

3.       Notices. All notices or other communications to the Issuer and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

5.       Governing Law. THIS EIGHTEENTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6       The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Issuer.

7.       Counterpart Originals. This Eighteenth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Eighteenth Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Eighteenth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighteenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Eighteenth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

8.       Headings, etc. The headings of the Articles and Sections of this Eighteenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Eighteenth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed, as of the date first above written.

T-MOBILE INNOVATIONS LLC

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eighteenth Supplemental Indenture]

TVN VENTURES LLC

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eighteenth Supplemental Indenture]

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Eighteenth Supplemental Indenture]

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
BROADCAST CABLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
CLEARWIRE XOHM LLC
FIXED WIRELESS HOLDINGS, LLC
FRESNO MMDS ASSOCIATES, LLC
IBSV LLC
KENNEWICK LICENSING, LLC
L3TV CHICAGOLAND CABLE SYSTEM, LLC
L3TV COLORADO CABLE SYSTEM, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Eighteenth Supplemental Indenture]

L3TV DALLAS CABLE SYSTEM, LLC
L3TV DC CABLE SYSTEM, LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC
L3TV PHILADELPHIA CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
LAYER3 TV, LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
MINORCO, LLC
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
PRWIRELESS PR, LLC
PUSHSPRING, INC.
SFE 1, LLC
SIHI NEW ZEALAND HOLDCO, INC.
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Eighteenth Supplemental Indenture]

SPRINT (BAY AREA), LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT COMMUNICATIONS, INC.
SPRINT CORPORATION
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE NETWORK SERVICES, INC.
SPRINT EWIRELESS, INC.
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT INTERNATIONAL NETWORK COMPANY LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS, INC.
SPRINT SPECTRUM HOLDING COMPANY, LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
SPRINT/UNITED MANAGEMENT COMPANY
TDI ACQUISITION SUB, LLC
THEORY MOBILE, INC.
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TRANSWORLD TELECOM II, LLC
USST OF TEXAS, INC.
UTELCOM LLC
VMU GP, LLC
WBS OF AMERICA, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Eighteenth Supplemental Indenture]

WBS OF SACRAMENTO, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.
WIRELINE LEASING CO., INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

SPRINTCOM, INC.
SPRINT SPECTRUM L.P.
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Assistant Treasurer

T-MOBILE CENTRAL LLC, as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Vice President

[Eighteenth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

[Eighteenth Supplemental Indenture]

Schedule I

Entity	Jurisdiction of Organization
T-MOBILE INNOVATIONS LLC	Delaware
TVN VENTURES LLC	Delaware